Exhibit 10.8

The information that is marked [REDACTED] herein has been omitted pursuant to a request for confidential treatment and the redacted information has been filed with the SEC separately

BUSINESS OPERATION AGREEMENT

This Business Operation Agreement (hereinafter referred to as “this Agreement”) is entered into among the following parties in Dalian, People’s Republic of China (“China” or “PRC”) as of Oct. 12, 2010:

Party A: Dalian Xinding New Material Technology Consultancy Inc., with the registered address of Rm# 2122, Unit one, No. 112 Youhao Road, Zhongshan District, Dalian; and the legal representative of Liang Hai-yan;

Party B: Dalian TOFA New Material Development Co., Ltd., with the registered address of  South area, Lingang Industrial Area of Dalian Economic and Technology Development Zone, Dalian; and the legal representative of Zheng Chuan-tao.

Party C: Chuan-tao Zheng. with the address of 2-2-1 No. 63 Shandong Road, Ganjingzi District,Dalian; and ID number of 210203196104261034.

Party D: Zong-li Li. with the address of 2-11-1 No.228 Zhongqing Street, Zhongshan District, Dalian; and ID number of 230827196803054517.

Party E: Pi-jia Liu. with the address of 2-2-3 No.11 Huadong Road, Ganjingzi District, Dalian; and ID number of 210211196007190414

WHEREAS:

1.
Party A is a wholly foreign-owned enterprise duly incorporated and validly existing under the PRC law, which has the technology expertise and the practical experience on the R&D, manufacturing of new materials, especially the bimetal composite materials, and rich experience and professional technicians on that;

2.	Party B is a limited liability company duly incorporated and validly existing under the PRC law;

3.	Party C is a PRC citizen and the shareholder of Party B, holding 75.7% equity interests of Party B;

4.	Party D is a PRC citizen and the shareholder of Party B, holding 15.7% equity interests of Party B;

5.	Party E is a PRC citizen and the shareholder of Party B, holding 8.6% equity interests of Party B;

6.	The parties hereby agree to further clarify, through this Agreement, the matters in connection with Party B’s operation pursuant to provisions herein.
NOW, THEREFORE, through friendly negotiations and abiding by the principle of equality and mutual benefit, the Parties hereby agree as follows:

1.           To assure the performance of the various agreements between Party A and Party B and the payment of the payables accounts by Party B to Party A, Party B together with its shareholders Party C, Party D and Party E hereby jointly agree that Party B shall not conduct any transaction which may materially affects its assets, obligations, rights or the company’s operation (excluding the business contracts, agreements, sell or purchase assets during Party B’s regular operation and the lien obtained by relevant counter parties due to such transactions) unless the obtainment of a prior written consent from Party A, including but not limited to the following contents:

1.1      to borrow money from any third party or assume any debt;

1.2      to sell to or acquire from any third party any asset or right, including but not limited to any intellectual property right;

1.3      to provide real guarantee for any third party with its assets or intellectual property rights;

1.4      to assign to any third party its business agreements.

2.           Party C, Party D and Party E, as Party B’s shareholders, further covenant that

2.1      not sell, transfer, pledge, dispose in any other manners of their equity interests of Party B or other interests, or not allow to create other security interests on it without Party A’s prior written consent, except for Party A and/or its designated person;

2.2      not to approve the shareholders’ resolution which may result in the Party B’s merger or combination with, buy or investment in, be purchased (other than Party A or its designated person) any other person without Party A’s prior written consent;

2.3      not do anything that may materially affect the assets, business and liabilities of Party B without Party A’s prior written consent; not, upon the execution of this Agreement, to sale, transfer, mortgage or dispose, in any other form, any asset, legitimate or beneficial interest of business or income of Party B, or to approve any other security interest set on it without prior written consent by Party A;

2.4      not to request Party B or approved at shareholder’s meeting to distribute dividends or profits to shareholders without Party A’s prior written consent;

2.5      not to supplement, amend or modify its articles of association, or to increase or decrease its registered capital, or to change the capital structure of Party B in any way without Party A’s prior written consent; and

2.6      agree to execute the Power of Attorney attached hereto as requested by Party A upon the execution of this Agreement and within the term of this Agreement.

3.           In order to ensure the performance of the various agreements between Party A and Party B and the payment of the various payables by Party B to Party A, Party B together with its shareholders Party C , Party D and Party E hereby jointly agree to accept, from time to time, the corporate policy advise and guidance provided by Party A in connection with the employment and dismissal of the company’s employees, company’s daily operating, financial management and so on.

4.           Party B together with its shareholders Party C , Party D and Party E hereby jointly agree that Party C , Party D and Party E shall appoint the person recommended by Party A as the directors of Party B, and Party B shall appoint Party A’s senior managers as Party B’s General Manager, Chief Financial Officer, and other senior officers. If any of the above senior officers leaves or is dismissed by Party A, he or she will lose the qualification to take any position in Party B and Party B shall appoint other senior officers of Party A recommended by Party A to assume such position. In this circumstance, the person recommended by Party A should comply with the stipulation on the statutory qualifications of directors, General Manager, chief financial controller, and other senior officers pursuant to applicable law.

5.           Party B together with its shareholders Party C, Party D and Party E hereby jointly agree and confirm that Party B shall seek the guarantee from Party A first if it needs any guarantee for its performance of any contract or loan of flow capital in the course of operation. In such case, Party A shall have the right but not the obligation to provide the appropriate guarantee to Party B on its own discretion. If Party A decides not to provide such guarantee, Party A shall issue a written notice to Party B in a timely manner and Party B shall seek a guarantee from other third party.

6.           In the event that any of the agreements between Party A and Party B terminates or expires, Party A shall have the right but not the obligation to terminate all agreements between Party A and Party B.

7.           Any amendment and supplement of this Agreement shall be made in writing. The amendment and supplement duly executed by all parties shall be deemed as a part of this Agreement and shall have the same legal effect as this Agreement.

8. If any clause hereof is judged as invalid or non-enforceable according to relevant laws, such clause shall be deemed invalid only within the applicable area of the laws without affecting other clauses hereof in any way.

9. Party B shall not assign its rights and obligations under this Agreement to any third party without the prior written consent of Party A; Party B hereby agrees that Party A may assign its rights and obligations under this Agreement as it needs and such transfer shall only be subject to a written notice sent to Party B by Party A, and no any further consent from Party B will be required.

10.         All parties acknowledge and confirm that any oral or written materials communicated pursuant to this Agreement are confidential documents. All parties shall keep secret of all such documents and not disclose any such documents to any third party without prior written consent from other parties unless under the following conditions: (a) such documents are known or shall be known by the public (excluding the receiving party discloses such documents to the public without authorization); (b) any documents required to be disclosed in accordance with applicable laws or rules or regulations of stock exchange; or (c) if any documents required to be disclosed by any party to its legal counsel or financial consultant for the purpose of the transaction of this Agreement by any party, such legal counsel or financial consultant shall also comply with the confidentiality as stated hereof. Any disclosure by employees or agencies employed by any party shall be deemed the disclosure of such party and such party shall assume the liabilities for its breach of contract pursuant to this Agreement. This Article shall survive whatever this Agreement is void, amended, cancelled, terminated or unable to perform.

11.         This conclusion, validity, performance and interpretation of Agreement shall be governed by the PRC law.

12.         The parties hereto shall strive to settle any dispute arising from the interpretation or performance of this Agreement through friendly consultation. In case no settlement can be reached through consultation within thirty (30) days after such dispute is raised, each party can submit such matter to Shenyang Arbitration Commission in accordance with its then effective rules. The arbitration award shall be final conclusive and binding upon both parties. If there is any dispute is in process of arbitration, other than the matters in dispute, the Parties shall perform the other rights and obligation pursuant to this Agreement.

 13. This Agreement shall be executed by a duly authorized representative of each party as of the date first written above and become effective simultaneously.

 14. Notwithstanding Article 13 hereof, the parties confirm that this Agreement shall constitute the entire agreement of the parties with respect to the subject matters therein and supersedes and replaces all prior or contemporaneous verbal and written agreements and understandings.

 15. The term of this agreement is ten (10) years unless early termination occurs in accordance with relevant provisions herein or in any other relevant agreements reached by all parties. This Agreement may be extended only upon Party A’s written confirmation prior to the expiration of this Agreement and the extended term shall be determined by Party A. During the aforesaid term, if Party A or Party B is terminated at expiration of the operation term (including any extension of such term) or by any other reason, this Agreement shall be terminated upon such termination of such party, unless such party has already assigned its rights and obligations in accordance with Article 9 hereof.

16.         This Agreement shall be terminated on the expiring date unless it is renewed in accordance with the relevant provision herein. During the valid term of this Agreement, Party B shall not terminate this Agreement. Notwithstanding the above stipulation, Party A shall have the right to terminate this Agreement at any time by issuing a thirty (30) days prior written notice to Party B.

 17. The original of this Agreement is in five (5) copies, each party holds one and all original are equally valid.

IN WITNESS THEREOF each party hereto have caused this Agreement duly executed by itself or a duly authorized representative on its behalf as of the date first written above.

Party A: Dalian Xinding New Material Technology Consultancy Inc. (seal)
Authorized Representative:
Name:
Position:

Party B: Dalian TOFA New Material Development Co., Ltd. (seal)
Authorized Representative:
Name:
Position:

Party C: Chuan-tao Zheng
Signature: /s/ Chuan-tao Zheng

Party D: Zong-li Li
Signature: /s/ Zong-li Li

Party E: Pi-jia Liu
Signature: /s/ Pi-jia Liu

Form of Power of Attorney

I, _____________, a PRC citizen and ID number of _____________, is the shareholder of Dalian TOFA New Material Development Co., Ltd.  (“Domestic Company”) holding ____% equity interest of Domestic Company, hereby irrevocably appoint _____________ with the following powers and rights during the term of this Power of Attorney:

I hereby appoint _____________ to exercise, on my behalf, all shareholder’s rights corresponding to the ____% equity interests of Domestic Company in accordance with PRC laws and Domestic Company’s Articles of Association at the shareholders’ meetings of Domestic Company, including but not limited to the right to call the shareholder’s meeting, accept the notice regarding the shareholder’s meeting and its agenda, participate in the shareholder’s meeting and exercise the voting right (including elect, designate or appoint the director, general manager, financial controller or other senior management personnel, the matters of distribution of dividend), to sell or transfer any or all of equity interests of Domestic Company.

Such authorization and appointment are based upon the precondition that _____________ is acting as an employee of Dalian Xinding New Material Technology Consultancy Inc. (“Wholly Foreign owned  Company”) and Wholly Foreign owned Company agrees in written such authorization and appointment. Once  _____________ loses his title or position in Wholly Foreign owned Company or Wholly Foreign owned Company notifies of the termination of such authorization and appointment, I shall withdraw such authorization and appointment to him immediately and designate/authorize the other individual nominated by Wholly Foreign owned Company to exercise the full aforesaid rights on behalf of us at the shareholders’ meetings of Domestic Company.

The initial term of this Power of Attorney is from the execution date of this Power of Attorney through the duly existing term of Domestic Company unless the early termination of Operation Agreement jointly executed by Wholly Foreign owned Company and Domestic Company by any reason. If the term expires, upon the request by Wholly Foreign owned Company, I will extend the term of this Power of Attorney. Within the term of this Power of Attorney, this Power of Attorney shall not be revised or terminated without the consent of Wholly Foreign owned Company.

(Signature):
Date: